As filed with the Securities and Exchange Commission on January 28, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Roundhill ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

c/o Roundhill Financial Inc.
154 West 14th Street, 2nd Floor
New York, New York 10011
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Roundhill Daily 2X Long Magnificent Seven ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	[ ]

Securities Act Registration file number to which this form relates: 333-273052

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.    Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 45 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-273052 and 811-23887), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001398344-24-004641) on February 27, 2024, which is incorporated herein by reference.

The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Roundhill Daily 2X Long Magnificent Seven ETF	99-0622625

Item 2.    Exhibits

1.
The Trust’s Agreement and Declaration of Trust is included as Exhibit 28(a) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement, as filed with Securities and Exchange Commission on October 20, 2023.

2.	The Trust’s By-Laws is included as Exhibit 28(b) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement, as filed with Securities and Exchange Commission on October 20, 2023.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Roundhill ETF Trust

January 28, 2025

/s/ Sean Poyntz
Sean Poyntz Secretary